UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Applied Optoelectronics, Inc. (the “Company”) held its 2017 annual meeting of stockholders on June 8, 2017. Holders of an aggregate of 18,986,790 shares of the Company’s common stock at the close of business on April 10, 2017 were entitled to vote at the meeting, of which 14,366,623, or 75.67%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1: Election of Class I Directors

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Alan Moore	7,693,131	0	839, 945	5,833,547
Che-Wei Lin	7,202,650	0	1,330,426	5,833,547

Proposal 2: Approval of an amendment (the “Share Reserve Amendment”) to increase the number of shares reserved for issuance under the Applied Optoelectronics, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”).

Votes For	Votes Against	Votes Abstaining
4,230,415	3,823,562	479,099

Proposal 3: To (i) approve the attached amended and restated Plan in order to (a) extend the term of the Plan through June 8, 2027, (b) provide the plan administrator with the authority to effectuate net tax withholding obligations up to the maximum amount otherwise required to be withheld by the applicable taxing jurisdiction; and (c) make other technical or otherwise non-material revisions thereto, and (ii) approve the material terms of the performance goals for awards that may be granted under the Plan as required under Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”).

Votes For	Votes Against	Votes Abstaining
4,215,674	3,790,121	527,281

Proposal 4: Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017

Votes For	Votes Against	Votes Abstaining
13,852,978	45,073	468,572

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By:	/s/ David C. Kuo
David C. Kuo General Counsel and Vice President

Date:  June 8, 2017

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